Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	AUGUST 5, 2013

SYKES ENTERPRISES, INCORPORATED REPORTS

SECOND-QUARTER 2013 FINANCIAL RESULTS

--In-line revenues, productivity gains and a shift in certain ramps to Q3 drive better-than-expected earnings per share relative to business outlook

--Facility transfers and rationalization continue

--Reiterating full-year 2013 business outlook

TAMPA, FL – August 5, 2013 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing comprehensive outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today its financial results for the second quarter ended June 30, 2013.

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL   USA   33602

1 • 800 • TO • SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

Second Quarter 2013 Financial Highlights

•       Second quarter 2013 revenues from continuing operations of $304.7 million increased $39.9 million, or 15.1%, from $264.8 million in the comparable quarter last year; second quarter 2013 revenues include $25.1 million in revenue contribution from the Alpine Access acquisition

•       On a constant currency basis and excluding Alpine Access’ revenue contribution of $25.1 million, second quarter 2013 revenues from continuing operations increased 5.6% comparably, driven largely by the expansion of existing and some new client programs across the communications, financial services, technology and transportation verticals

•       Second quarter 2013 operating margin from continuing operations was 1.8% versus 3.3% in the same period last year; on a non-GAAP basis (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 6 for reconciliation), second quarter 2013 operating margin from continuing operations decreased to 3.7% versus 4.7% in the same period last year, with the decrease due to a combination of costs related to seat capacity build out and client program ramp ups, demand softness in the healthcare vertical without a commensurate reduction in labor costs and approximately 60 basis points in unfavorable foreign currency movements resulting from appreciating functional currencies versus the U.S. dollar

•       Second quarter 2013 diluted earnings per share from continuing operations were $0.13 versus $0.18 in the comparable quarter last year, with the reduction due principally to the above-mentioned factors, partially mitigated by a tax benefit during the second quarter of 2013

•       On a non-GAAP basis, second quarter 2013 diluted earnings per share from continuing operations were $0.22 versus $0.24 in the same period last year (see Exhibit 6 for reconciliation) and versus the May 2013 business outlook range of $0.18 to $0.22, with the comparable decrease driven largely by the above-mentioned factors; relative to the May 2013 business outlook range, the diluted earnings per share were in line despite a higher than expected effective tax rate

•

Consolidated capacity utilization rate increased to 75% in the second quarter 2013 from 70% in the comparable period last year due to a combination of higher comparable demand in both the Americas and EMEA regions, on-going rationalization of seat capacity primarily in the Americas region and a shift in the timing of certain capacity additions to the third quarter

Americas Region

Revenues from continuing operations from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 15.3% to $255.2 million, or 83.7% of total revenues, for the second quarter of 2013 compared to $221.2 million, or 83.5% of total revenues, in the same prior year period. Alpine Access’ revenues were $25.1 million, which exclude approximately $4.0 million of revenue contribution from SYKES’ legacy at-home agent program in the U.S., which was merged into the Alpine Access at-home agent platform. On a constant currency basis and excluding Alpine Access’ revenue contribution of $25.1 million, second quarter 2013 Americas revenues from continuing operations increased 4.4% comparably, driven largely by the expansion of existing and new client programs across the communications, financial services and technology verticals, all of which more than offset demand softness in the healthcare and transportation verticals.

During the quarter, revenues from continuing operations generated from services provided offshore decreased to 45% from 50% in the same period last year principally due to a mix-shift in revenues to North America driven by Alpine Access, whose clients reside in and are serviced from the U.S. and Canada.

Sequentially, revenues from continuing operations generated from the Americas region were unchanged compared to $255.2 million, or 84.7% of total revenues, in the first quarter of 2013. On a constant currency basis, second quarter 2013 Americas revenues increased 0.8% over the first quarter, driven by the expansion of existing and new client programs across the communications and financial services verticals, more than offsetting some of the demand seasonality in both the healthcare and transportation verticals.

The Americas income from continuing operations for the second quarter of 2013 decreased 7.5% to $19.2 million, with an operating margin of 7.5% versus 9.4% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin from continuing operations decreased to 9.7% from 11.1% in the comparable quarter last year due to a combination of costs related to seat capacity build out and client program ramp ups, some demand softness in the healthcare vertical without a commensurate reduction in labor costs and approximately 60 basis points in unfavorable foreign currency movements resulting from appreciating functional currencies versus the U.S. dollar (see Exhibit 7 for reconciliation).

Sequentially, the Americas income from continuing operations for the second quarter of 2013 decreased 1.5% to $19.2 million, with an operating margin of 7.5% versus 7.6% in the first quarter of 2013. On a non-GAAP basis, the Americas operating margin from continuing operations increased to 9.7% from 9.5%. The increase was due largely to higher sequential demand and better agent productivity (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from continuing operations from the Company’s Europe, Middle East and Africa (EMEA) region increased 13.7% to $49.6 million, representing 16.3% of total revenues for the second quarter of 2013, compared to $43.6 million, or 16.5% of total revenues, in the same prior year period. On a constant currency basis, EMEA revenues from continuing operations increased 11.9%, driven largely by the expansion of new and existing client programs across the communications, transportation and financial services verticals, all of which more than offset the demand softness in the technology vertical.

Sequentially, revenues from continuing operations from the Company’s EMEA region increased 7.7% to $49.6 million, or 16.3% of SYKES’ total revenues, versus $46.0 million, or 15.3% of SYKES’ total revenues, in the first quarter of 2013. On a constant currency basis, EMEA revenues from continuing operations increased 9.1% sequentially, driven largely by the above-mentioned factors.

The EMEA region’s loss from continuing operations for the second quarter of 2013 was $1.9 million, or negative 3.9% of EMEA revenues, versus an operating loss of $0.9 million, or negative 2.0% of revenues, in the comparable quarter last year. On a non-GAAP basis, the operating margin from continuing operations was a negative 3.9% versus a negative 1.9% in the same period last year, driven largely by a combination of costs related to seat capacity build out and client program ramp ups in support of anticipated future increases in demand (see Exhibit 7 for reconciliation).

Sequentially, the EMEA region’s loss from continuing operations for the second quarter of 2013 was $1.9 million, or negative 3.9% of EMEA revenues, versus income of $1.9 million, or 4.0% of revenues, in the first quarter of 2013. On a non-GAAP basis, the EMEA operating margin from continuing operations was a negative 3.9% versus 4.0% due largely to the aforementioned factors (see Exhibit 7 for reconciliation).

Corporate G&A Expenses

Corporate G&A expenses increased to $11.7 million, or 3.8% of revenues, in the second quarter of 2013, compared to $11.2 million, or 4.2% of revenues, in the comparable quarter last year, with the percentage of revenue decline on a comparable basis driven by expense leverage. On a non-GAAP basis, corporate G&A expenses increased to $11.6 million from $11.2 million, but decreased to 3.8% of revenues from 4.2% of revenues in the second quarter of 2012, with the percentage of revenue decline on a comparable basis driven by the aforementioned factor (see Exhibit 7 for reconciliation).

Sequentially, corporate G&A expenses increased slightly to $11.7 million from $11.5 million, but remained unchanged at 3.8% of revenues on a comparable basis relative to the first quarter of 2013. On a non-GAAP basis, corporate G&A expenses increased by $0.6 million to $11.6 million in the second quarter of 2013, but were essentially unchanged at 3.7% of revenues (see Exhibit 7 for reconciliation).

Interest & Other Expense and Taxes

Interest and other expense for the second quarter of 2013 totaled approximately $0.7 million compared to interest and other expense of $0.4 million for the same period in the prior year. The increase in interest and other expense was due to a combination of higher realized and unrealized foreign currency transactions losses and higher interest expense related largely to the utilization of the credit facility in connection with the Alpine Access acquisition. Realized and unrealized foreign currency transactions losses result primarily from U.S. dollar denominated assets and liabilities held by the Company’s foreign subsidiaries.

The Company recorded a tax benefit of 14.0% for the second quarter of 2013 versus a tax rate of 6.2% in the same period last year and compared to an estimated 0% provided in the Company’s May 2013 business outlook. The tax benefit in the second quarter of 2013 relative to the second quarter of 2012 and compared to the May 2013 business outlook was due to a combination of discrete adjustments, operating losses in certain tax paying jurisdictions related to program ramp ups and a shift in the geographic mix of earnings.

On a non-GAAP basis, the second quarter 2013 effective tax rate was 8.0% compared to 13.3% in the same period last year and above the estimated 0% provided in the Company’s May 2013 business outlook. Both the decrease in the effective tax rate on a comparable basis and the increase in the effective tax rate relative to the May 2013 business outlook were due principally to a shift in the geographic mix of earnings.

Liquidity and Capital Resources

The Company’s balance sheet at June 30, 2013 remained strong with cash and cash equivalents of $167.4 million. Approximately $163.3 million, or 97.5% of the cash balance, was held in international operations and may be subject to additional taxes if repatriated to the United States, including withholding tax applied by the country of origin and U.S. taxes on the dividend income. During the quarter, the Company repurchased approximately 272 thousand shares of its common stock at prices ranging from $15.61 to $16.00 per share for a total cost of $4.3 million. The Company has approximately 1.7 million shares remaining under its 5 million share repurchase program authorized August 2011. At June 30, 2013, the Company had approximately $113.0 million of borrowings outstanding under its revolving senior credit facility, up from $111.0 million at March 31, 2013. The increase in borrowings sequentially was due to a combination of factors, including expansion-related uses of working capital and share repurchases. The amount available under the Company’s credit facility was $132.0 million at June 30, 2013.

Business Outlook

The assumptions driving the business outlook for the third quarter and full-year 2013 are as follows:

•	The Company expects the overall revenue and diluted earnings per share outlook for the full year 2013 to remain consistent with its May 2013 business outlook;

•

The Company’s revenues and earnings per share assumptions for the third quarter and full year 2013 are based on foreign exchange rates as of July 2013. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the third quarter and full-year;

•

The Company has merged the Alpine and SYKES legacy at-home agent platforms in the U.S. The Company, meanwhile, continues to focus on the operational integration of the Alpine Access acquisition, which is expected to be completed during the second-half of 2013. The integration process is expected to result in long-term operating efficiencies;

•

The Company also remains on track to add approximately 6,000 seats on a gross basis in 2013. During the second quarter, the Company added approximately 1,200 seats on a gross basis while net seats declined by approximately 100 sequentially. For the first six months of 2013, the Company added approximately 2,700 on a gross basis with the net seat count up by approximately 1,100. Total seat count on a net basis for the full year is still expected to increase by approximately 1,000 seats as a number of the anticipated seat additions in 2013 are related to facility transfers;

•

The Company anticipates interest and other expense of approximately $0.9 million for the third quarter and $2.7 million for the full year 2013. Included in the aforementioned amounts is net interest expense of $0.4 million and $1.5 million for the third quarter and full year 2013, respectively, related to the debt associated with the acquisition of Alpine Access; and

•	The Company’s full-year 2013 effective tax rate is expected to remain unchanged relative to its May 2013 business outlook.

Considering the above factors, the Company anticipates the following financial results for the three months ending September 30, 2013:

•	Revenues in the range of $305.0 million to $310.0 million
•	Effective tax rate of approximately 36%; on a non-GAAP basis, an effective tax rate of approximately 36%
•	Fully diluted share count of approximately 42.8 million
•	Diluted earnings per share of approximately $0.19 to $0.22
•	**Non-GAAP diluted earnings per share in the range of $0.26 to $0.29
•	Capital expenditures in the range of $20.0 million to $25.0 million

For the twelve months ending December 31, 2013, the Company anticipates the following financial results:

•	Revenues in the range of $1,230.0 million to $1,240.0 million
•	Effective tax rate of approximately 25%; on a non-GAAP basis, an effective tax rate of approximately 27%
•	Fully diluted share count of approximately 42.9 million
•	Diluted earnings per share of approximately $0.89 to $0.98
•	**Non-GAAP diluted earnings per share in the range of $1.19 to $1.28
•	Capital expenditures in the range of $55.0 million to $65.0 million

* See “Business Outlook Reconciliation” (Exhibit 10) for third quarter and full-year 2013 non-GAAP diluted earnings per share reconciliation.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, August 6, 2013, at 10:00 a.m. Eastern Daylight Savings Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP income from continuing operations, non-GAAP operating margins, non-GAAP tax rate, non-GAAP income from continuing operations, net of taxes, per diluted share and non-GAAP income from continuing operations by segment are important indicators of performance as these non-GAAP financial measures assist readers in further understanding the Company’s results from operations and how management evaluates and measures such performance. These non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

SYKES is a global leader in providing a comprehensive customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web, chat and social media. Utilizing its integrated onshore/offshore and virtual at-home agent delivery models, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific region) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the

Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii) SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES and Alpine Access and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	June 30,	June 30,	March 31,
	2013	2012	2013

Revenues	$304,735	$264,802	$301,244
Direct salaries and related costs	(210,141)	(174,630)	(203,706)
General and administrative	(75,247)	(69,642)	(73,733)
Depreciation, net	(10,017)	(9,816)	(10,169)
Amortization of intangibles	(3,713)	(2,009)	(3,759)

Income from continuing operations	5,617	8,705	9,877
Total other income (expense), net	(709)	(446)	(159)

Income from continuing operations before income taxes	4,908	8,259	9,718
Income taxes	688	(511)	(3,200)

Income from continuing operations, net of taxes	5,596	7,748	6,518
(Loss) from discontinued operations, net of taxes	-	-	-
(Loss) on sale of discontinued operations, net of taxes	-	-	-

Net income	$5,596	$7,748	$6,518

Net income (loss) per share:
Basic:
Continuing operations	$0.13	$0.18	$0.15
Discontinued operations	0.00	0.00	0.00

Net income (loss) per share	$0.13	$0.18	$0.15

Diluted:
Continuing operations	$0.13	$0.18	$0.15
Discontinued operations	0.00	0.00	0.00

Net income (loss) per share	$0.13	$0.18	$0.15

Weighted average shares:
Basic	42,936	43,094	43,036
Diluted	42,954	43,103	43,052

Sykes Enterprises, Incorporated

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Six Months Ended
	June 30,	June 30,
	2013	2012
Revenues	$605,979	$542,900
Direct salaries and related costs	(413,847)	(353,130)
General and administrative	(148,980)	(141,906)
Depreciation, net	(20,186)	(20,450)
Amortization of intangibles	(7,472)	(3,870)
Impairment of long-lived assets	-	(149)

Income from continuing operations	15,494	23,395
Total other income (expense), net	(868)	(999)

Income from continuing operations before income taxes	14,626	22,396
Income taxes	(2,512)	(3,878)

Income from continuing operations, net of taxes	12,114	18,518
(Loss) from discontinued operations, net of taxes	-	(820)
Gain (loss) on sale of discontinued operations, net of taxes	-	(10,707)

Net income (loss)	$12,114	$6,991

Net income (loss) per share:
Basic:
Continuing operations	$0.28	$0.43
Discontinued operations	0.00	(0.27)

Net income (loss) per share	$0.28	$0.16

Diluted:
Continuing operations	$0.28	$0.43
Discontinued operations	0.00	(0.27)

Net income (loss) per share	$0.28	$0.16

Weighted average shares:
Basic	42,992	43,205
Diluted	43,011	43,256

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	June 30,	June 30,	March 31,
	2013	2012	2013

Revenues:
Americas	$255,163	$221,214	$255,214
EMEA	49,572	43,588	46,030

Total	$304,735	$264,802	$301,244

Operating Income:
Americas	$19,221	$20,778	$19,522
EMEA	(1,924)	(886)	1,855
Corporate G&A expenses	(11,680)	(11,187)	(11,500)

Income from continuing operations	5,617	8,705	9,877

Total other income (expense), net	(709)	(446)	(159)
Income taxes	688	(511)	(3,200)

Income from continuing operations, net of taxes	$5,596	$7,748	$6,518

	Six Months Ended
	June 30,	June 30,
	2013	2012
Revenues:
Americas	$510,377	$451,301
EMEA	95,602	91,599

Total	$605,979	$542,900

Operating Income:
Americas	$38,743	$47,734
EMEA	(69)	(498)
Corporate G&A expenses	(23,180)	(23,841)

Income from continuing operations	15,494	23,395
Total other income (expense), net	(868)	(999)
Income taxes	(2,512)	(3,878)

Income from continuing operations, net of taxes	$12,114	$18,518

Sykes Enterprises, Incorporated

Condensed Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	June 30,	December 31,
	2013	2012
Assets:
Current assets	$494,199	$467,342
Property and equipment, net	105,723	101,295
Goodwill & intangibles, net	284,525	296,268
Other noncurrent assets	41,113	43,784

Total assets	$925,560	$908,689

Liabilities & Shareholders’ Equity:
Current liabilities	$164,610	$164,583
Noncurrent liabilities	157,189	137,842
Shareholders’ equity	603,761	606,264

Total liabilities and shareholders’ equity	$925,560	$908,689

Sykes Enterprises, Incorporated
Supplementary Data
	Q2 2013	Q2 2012
Geographic Mix (% of Total Revenues):
Americas (1)	84%	84%
Europe, Middle East & Africa (EMEA)	16%	16%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q2 2013	Q2 2012
Vertical Industry Mix (% of Total Revenues):
Communications	34%	30%
Financial Services	29%	31%
Technology / Consumer	15%	16%
Transportation & Leisure	9%	10%
Healthcare	6%	8%
Other	7%	5%

Total	100%	100%

	Seat Capacity (3)
	Q2 2013	Q2 2012	Q1 2013
Americas (2)	34,500	35,800	35,100
EMEA	5,800	5,700	5,300

Total	40,300	41,500	40,400

Offshore	22,000	23,600	22,900

	Capacity Utilization
	Q2 2013	Q2 2012	Q1 2013
Americas (2)	74%	69%	72%
EMEA	81%	70%	82%

Total	75%	70%	73%

Offshore	77%	72%	76%

(2) Americas data includes offshore as some clients in the U.S. are serviced from offshore geographies, including The Philippines, Costa Rica, etc.

(3) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the second quarter 2013, the Company had approximately 2,500 agent FTEs working virtually from home both in the U.S. and Canada, including 2,200 from Alpine Access.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	June 30,	June 30,
	2013	2012
Cash Flow From Operating Activities:
Net income (loss)	$5,596	$7,748
Depreciation, net	10,017	9,816
Amortization of intangibles	3,713	2,009
Changes in assets and liabilities and other	(12,166)	1,194

Net cash provided by (used for) operating activities	$7,160	$20,767

Capital expenditures	$12,995	$6,988
Cash interest paid	$549	$222
Cash taxes paid	$3,464	$16,930

	Six Months Ended
	June 30,	June 30,
	2013	2012
Cash Flow From Operating Activities:
Net income (loss)	$12,114	$6,991
Depreciation, net	20,186	20,450
Amortization of intangibles	7,472	3,870
Changes in assets and liabilities and other	(45,425)	(6,426)

Net cash provided by (used for) operating activities	$(5,653)	$24,885

Capital expenditures	$26,061	$13,806
Cash interest paid	$1,030	$528
Cash taxes paid	$8,481	$22,304

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	June 30,	June 30,	March 31,
	2013	2012	2013

GAAP income from continuing operations	$5,617	$8,705	$9,877
Adjustments:
Acquisition-related severance & consulting engagement costs	1,307	-	366
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	4,202	3,039	4,435
Merger & integration costs	51	656	320
EMEA restructuring	3	76	7
Other	-	-	-

Non-GAAP income from continuing operations	$11,180	$12,476	$15,005

	Three Months Ended
	June 30,	June 30,	March 31,
	2013	2012	2013

GAAP income from continuing operations, net of taxes, per diluted share	$0.13	$0.18	$0.15
Adjustments:
Acquisition-related severance & consulting engagement costs	0.02	-	0.01
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.07	0.05	0.07
Merger & integration costs	-	0.01	-
EMEA restructuring	-	-	-
Other	-	-	-

Non-GAAP income from continuing operations, net of taxes, per diluted share	$0.22	$0.24	$0.23

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012	2013	2012

GAAP income from continuing operations	$19,221	$20,778	($1,924)	($886)	($11,680)	($11,187)
Adjustments:
Acquisition-related severance & consulting engagement costs	1,307	-	-	-	-	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	4,202	3,039	-	-	-	-
Merger & integration costs	-	656	-	-	51	-
EMEA restructuring	-	-	3	76	-	-
Other	-	-	-	-	-	-

Non-GAAP income from continuing operations	$24,730	$24,473	($1,921)	($810)	($11,629)	($11,187)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2013	2013	2013	2013	2013	2013

GAAP income from continuing operations	$19,221	$19,522	($1,924)	$1,855	($11,680)	($11,500)
Adjustments:
Acquisition-related severance & consulting engagement costs	1,307	207	-	-	-	159
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	4,202	4,435	-	-	-	-
Merger & integration costs	-	-	-	-	51	320
EMEA restructuring	-	-	3	7	-	-
Other	-	-	-	-	-	-

Non-GAAP income from continuing operations	$24,730	$24,164	($1,921)	$1,862	($11,629)	($11,021)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Six Months Ended
	June 30,	June 30,
	2013	2012
GAAP income from continuing operations	$15,494	$23,395
Adjustments:
Acquisition-related severance & consulting engagement costs	1,673	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	8,638	6,053
Merger & integration costs	371	756
EMEA restructuring	11	1,075
Other	-	-

Non-GAAP income from continuing operations	$26,187	$31,279

	Six Months Ended
	June 30,	June 30,
	2013	2012
GAAP income from continuing operations, net of taxes, per diluted share	$0.28	$0.43
Adjustments:
Acquisition-related severance & consulting engagement costs	0.03	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.14	0.10
Merger & integration costs	-	0.01
EMEA restructuring	-	0.02
Other	-	-

Non-GAAP income from continuing operations, net of taxes, per diluted share	$0.45	$0.56

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012	2013	2012
GAAP income from continuing operations	$38,743	$47,734	($69)	($498)	($23,180)	($23,841)
Adjustments:
Acquisition-related severance & consulting engagement costs	1,514	-	-	-	159	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	8,638	6,053	-	-	-	-
Merger & integration costs	-	656	-	-	371	100
EMEA restructuring	-	-	11	1,075	-	-
Other	-	-	-	-	-	-

Non-GAAP income from continuing operations	$48,895	$54,443	($58)	$577	($22,650)	($23,741)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Third Quarter
2013

GAAP income from continuing operations, net of taxes, per diluted share	$0.19 - $0.22
Adjustments:
Acquisition-related severance & consulting engagement costs	-
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.07
Merger & integration costs	-
EMEA restructuring	-
Other	-

Non-GAAP income from continuing operations, net of taxes, per diluted share	$0.26 - $0.29

Business Outlook
Full Year
2013

GAAP income from continuing operations, net of taxes, per diluted share	$0.89 - $0.98
Adjustments:
Acquisition-related severance & consulting engagement costs	0.03
Acquisition-related depreciation & amortization of property & equipment and intangible write-ups	0.27
Merger & integration costs	-
EMEA restructuring	-
Other	-

Non-GAAP income from continuing operations, net of taxes, per diluted share	$1.19 - $1.28